UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Hasbro, Inc.
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The following communication was distributed by Chris Cocks, Chief Executive Officer of Hasbro, Inc. (“Hasbro”), to employees of Hasbro on May 9, 2022. Certain information linked within this communication has been previously filed or is filed herein under cover of Schedule 14A.

Hasbro Team,

On June 8th, we will hold our annual meeting of shareholders where our shareholders vote on a number of important matters, including the re-election of our Board of Directors. While this meeting occurs annually, this year it has received a bit more attention because of the actions taken by a couple of vocal activist investors. One of those investors, Alta Fox, has nominated three candidates to stand for election and run against current members of our Board. As I’ve said before, we believe this proxy fight is ill-timed and will not create value for shareholders.

Unfortunately, and as is customary in these types of situations, we can expect Alta Fox’s media tactics to intensify over the next month. With that in mind, I wanted to take the opportunity to reassure you that I am fully focused, along with our leadership team and Board of Directors, on developing and executing Hasbro’s gameplan to deliver long-term value for all stakeholders. I look forward to sharing more about that with you shortly.

I also wanted to remind you that any questions on this matter should be directed to Carrie Ratner in Corporate Communications or Debbie Hancock in Investor Relations, and that you not speak about it on social media or with any external party. For the important facts about our performance, Board of Directors, commitment to our shareholders, and other aspects of our business, please refer to HasbroGamePlan.com. If you are a shareholder of Hasbro, you can also find important information on how to vote on this website. Your Board of Directors recommends that you vote only on the WHITE proxy card.

Let’s not let this news distract us from the important work we have ahead. We are already making some exciting moves as we focus and scale – with a spotlight on games, multi-generational play and entertainment and direct – all with the consumer at the center. Thanks to your hard work, agility and perseverance, our future looks brighter than ever.

Chris

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. Among other things, these forward-looking statements may include statements concerning: the impact and contributions of our new director appointments, and our ability to achieve our financial and business plans, goals and objectives, including achieving long-term sustainable profitable growth and long-term value for shareholders. Specific factors that might cause such a difference include those risks detailed from time to time in Hasbro’s filings with the SEC. The statements contained herein are based on Hasbro’s current beliefs and expectations and speak only as of the date of this communication. Except as may be required by law, Hasbro does not undertake any obligation to make any revisions to the forward-looking statements contained in this communication or to update them to reflect events or circumstances occurring after the date of this communication. You should not place undue reliance on forward-looking statements.

Additional Information and Where to Find It

Hasbro has filed with the SEC a definitive proxy statement on Schedule 14A on April 25, 2022, containing a form of WHITE proxy card, and other relevant documents with respect to its solicitation of proxies for Hasbro’s 2022 annual meeting of shareholders (the “2022 Annual Meeting”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY HASBRO AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Hasbro free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Hasbro are also available free of charge by accessing Hasbro's website at corporate.hasbro.com.

Participants to the Solicitation

Hasbro, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Hasbro in connection with matters to be considered at the 2022 Annual Meeting. Information about Hasbro’s executive officers and directors, including information regarding the direct and indirect interests, by security holdings or otherwise, is available in Hasbro’s definitive proxy statement for the 2022 Annual Meeting, which was filed with the SEC on April 25, 2022. To the extent holdings of Hasbro securities reported in the definitive proxy statement for the 2022 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

The following are advertisements by Hasbro appearing on LinkedIn beginning on May 9, 2022.

The Hasbro Board of Directors is fully aligned with our new CEO and Board member, Chris Cocks, and looks forward to supporting him as he develops his vision for the future strategy of Hasbro. Learn more from the Board about our ongoing dialogue with shareholders and our approach to driving business results and the strongest returns. Important information: [Link to letter to shareholders from the Hasbro Board of Directors, dated May 9, 2022, previously filed under cover of Schedule 14A]

A lifelong gamer and storyteller, Chris Cocks joined Wizards of the Coast as President in 2016, doubling the size of the business in just three years. Now, as CEO of Hasbro, Chris plans to apply his fundamental game plan to the rest of the business to position Hasbro for long-term success. Hear from Chris about his first 100 days as CEO and his partnership with our Board of Directors to drive those results. Important information: [Link to Hasbro website containing information previously filed or filed herein under cover of Schedule 14A]

As Chairman of the Board, Rich Stoddart plays a key role in succession planning and board refreshment through the lens of what will maximize value for all shareholders. Hear from Rich about the thorough process that recently named Liz Hamren and Blake Jorgensen to our Board. Important information: [Link to Hasbro website containing information previously filed or filed herein under cover of Schedule 14A]

The following are advertisements by Hasbro (@Hasbro) appearing on Twitter beginning on May 9, 2022.

The @Hasbro Board is fully aligned with our new CEO, Chris Cocks, and looks forward to supporting him as he develops his vision for the future strategy of Hasbro. Learn more about our ongoing dialogue with shareholders and our approach to maximizing value. Important information: [Link to letter to shareholders from the Hasbro Board of Directors, dated May 9, 2022, previously filed under cover of Schedule 14A]

At @Wizards, Chris Cocks doubled the size of the business in three years with the support of our Board. Now, as CEO of Hasbro, he plans to apply this proven gameplan to Hasbro. Hear from Chris on his first 100 days as CEO and his partnership with our Board. Important information: [Link to Hasbro website containing information previously filed or filed herein under cover of Schedule 14A]

As Chair, Rich Stoddart helps oversee succession planning and board refreshment to maximize value for all @Hasbro shareholders. Learn from Rich about the highly qualified directors we added to our Board and how we are setting up Hasbro for long-term success. Important information: [Link to Hasbro website containing information previously filed or filed herein under cover of Schedule 14A]

On May 9, 2022, Hasbro updated its website www.HasbroGamePlan.com, which contains information relating to Hasbro’s 2022 annual meeting of shareholders. A copy of the updated website content (other than that previously filed under cover of Schedule 14A) can be found below.

Home Our Board & Leadership Shareholder Resources How To Vote Vote for Hasbro’s Board of Directors Hasbro’s highly skilled Board, with expertise and experience directly relevant to overseeing Hasbro’s world class portfolio of assets across multiple play and entertainment categories, is maximizing value for all shareholders.

Alta Fox is attempting to install three dissident director nominees who lack any relevant industry expertise to push an agenda to spin off the Wizards of the Coast business (“Wizards”). We believe this proxy fight is ill-timed, Alta Fox’s agenda will not create value for shareholders and its nominees offer no beneficial experience to Hasbro’s Board or the Company. Alta Fox’s campaign, which began just days after the passing of our long-time CEO Brian Goldner, is a distraction at a time when our new CEO should be given a chance to focus solely on our business for the benefit of all our stakeholders. The proposal to spin off Wizards would not create value and illustrated clear misunderstandings of our significant investment (over $1 billion in the last five years), support from the Board in growing the Wizards business (150% growth in MAGIC: THE GATHERING alone in the last five years), benefits Wizards receives from being part of Hasbro and the ability of our Brand Blueprint strategy to drive the future performance of Wizards and the entirety of Hasbro’s business. Chris Cocks’s specific combination of expertise in both the Wizards business and the next generation of gaming makes him ideally positioned to develop, in conjunction with the Board, the strategy for the future of Hasbro. The Board fully supports Chris and believes that, given the opportunity to execute with such support, his forward-looking, consumer-focused strategy and gameplan will help create and drive long-term shareholder value in the best interests of ALL shareholders. Vote the WHITE proxy card to support the Hasbro Board of Directors at the Company’s annual meeting of shareholders on June 8, 2022. Total shareholder return since Hasbro instituted the Brand Blueprint strategy  279%1  Board members with digital gaming, media or consumer products expertise  12 of 13  Amount invested in growing Wizards of the Coast over the last 5 years, driving 150% growth in MAGIC: THE GATHERING alone  >$1 billion  ¹ vs. 245% returned by the S&P 500 Consumer Durables index; 5/22/2008 through 4/22/2022

A Word from Hasbro’s Board and CEO Richard Stoddart Headshot Richard S. Stoddart Chair of the Board  “I know I can speak for our full Board when I say we are thrilled to work closely with Chris to continue our terrific momentum and maximize value for our shareholders. He is absolutely the right choice to lead Hasbro at this time. The skills and experiences of our current Board perfectly complement Chris’s passion for gaming, the consumer, multi-generational play and an exceptional ability to drive growth. It’s truly a winning team.”  Meet the Hasbro Board  Chris Cocks Headshot Chris Cocks Chief Executive Officer  “The Board has been a great partner for me as President of Wizards of the Coast. They constantly push me to think bigger and have a growth mindset. They have really challenged me and the entire team to generate the highest and biggest ROI impact for our fans and for our shareholders. As CEO I’ve had nothing but a great experience with them in my first hundred days since being announced. They’ve been very supportive of the new strategy shift that we’re trying to drive and the big strategy review that we have under way with the senior management team.”  Read Our Letters to Shareholders

The Board of Directors operates with the best interests of ALL shareholders in mind as evidenced by the thorough succession planning process that identified Chris Cocks as Hasbro’s new CEO. Hasbro’s Board and management team regularly engage with our shareholders to hear their viewpoints regarding our Board of Directors and broader corporate strategy.   We are very disappointed that Alta Fox continues to be more interested in chasing headlines and making a name for its founder and fund than engaging constructively. It has used a cherry-picked narrative that is not representative of the actions our Board has taken to try to constructively and quickly resolve this matter in the best interests of all shareholders.   Our Board has independently and carefully considered the appropriateness of a spin-off of Wizards and found that a spin-off of Wizards would not create value for all shareholders. In our view it would limit growth and result in meaningful missed strategic and financial opportunities for both Wizards and the Hasbro business overall, in contrast to Alta Fox’s thesis.  We encourage shareholders to support Chris in executing in his new role, employing the Wizards gameplan at Hasbro and enacting his vision, along with the full support of our highly skilled, diverse, proven and recently refreshed Board.

Latest News 05.09.22  May 9th Letter to Shareholders  Press Release  04.25.22  Hasbro Board of Directors Issues Letter to Shareholders  Press Release  04.04.22  Elizabeth Hamren and Blake Jorgensen Join Hasbro’s Board of Directors  Press Release  View all shareholder resources Contact us Get in touch Hasbro Logo © 2022 Hasbro, Inc. All Rights Reserved.  Privacy Policy Calif. Privacy Rights & Notices Terms of Use

Home Our Board & Leadership Shareholder Resources How To Vote Important Information Regarding the Annual Meeting Access the latest regulatory filings, press releases, shareholder letters and presentations

Press releases 04.25.22 Hasbro Board of Directors Issues Letter to Shareholders Press Release 04.04.22 Elizabeth Hamren and Blake Jorgensen Join Hasbro’s Board of Directors PDF | 471KB 02.16.22 Hasbro Confirms Receipt of Director Nominations From Alta Fox PDF | 33KB 01.05.22 Hasbro Names Chris Cocks as Chief Executive Officer PDF | 32KB

Shareholder Letters 05.09.22 May 9th Letter to Shareholders PDF | 471KB 04.25.22 Letter to Shareholders PDF | 80KB 04.04.22 Chris Cocks Letter to Shareholders PDF | 142KB 04.04.22 Rich Stoddart Letter to Shareholders PDF | 121KB

SEC Filings 04.25.22 Hasbro Files Definitive Proxy Statement and Issues Letter to Shareholders Press Release 04.04.22 Appointment of Blake Jorgensen and Elizabeth Hamren to Hasbro’s Board of Directors Press Release Contact us Get in touch Hasbro Logo © 2022 Hasbro, Inc. All Rights Reserved. Privacy Policy Calif. Privacy Rights & Notices Terms of Use

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. Among other things, these forward-looking statements may include statements concerning: the impact and contributions of our new director appointments, and our ability to achieve our financial and business plans, goals and objectives, including achieving long-term sustainable profitable growth and long-term value for shareholders. Specific factors that might cause such a difference include those risks detailed from time to time in Hasbro’s filings with the SEC. The statements contained herein are based on Hasbro’s current beliefs and expectations and speak only as of the date of this communication. Except as may be required by law, Hasbro does not undertake any obligation to make any revisions to the forward-looking statements contained in this communication or to update them to reflect events or circumstances occurring after the date of this communication. You should not place undue reliance on forward-looking statements.

Additional Information and Where to Find It

Hasbro has filed with the SEC a definitive proxy statement on Schedule 14A on April 25, 2022, containing a form of WHITE proxy card, and other relevant documents with respect to its solicitation of proxies for Hasbro’s 2022 annual meeting of shareholders (the “2022 Annual Meeting”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY HASBRO AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Hasbro free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Hasbro are also available free of charge by accessing Hasbro’s website at www.hasbro.com.

Participants to the Solicitation

Hasbro, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Hasbro in connection with matters to be considered at the 2022 Annual Meeting. Information about Hasbro’s executive officers and directors, including information regarding the direct and indirect interests, by security holdings or otherwise, is available in Hasbro’s definitive proxy statement for the 2022 Annual Meeting, which was filed with the SEC on April 25, 2022. To the extent holdings of Hasbro securities reported in the definitive proxy statement for the 2022 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.